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                                                                    Exhibit J(2)
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                         Independent Auditors' Consent
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The Board of Directors of
  Mercantile Mutual Funds, Inc.:

We consent to the use of our report dated January 21, 2000 for the Mercantile Mutual Funds, Inc. - U.S. Government Securities Portfolio, Government & Corporate Bond Portfolio, Missouri Tax-Exempt Bond Portfolio, National Municipal Bond Portfolio, Equity Income Portfolio, International Equity Portfolio, Small Cap Equity Index Portfolio and Small Cap Equity Portfolio, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.



/s/ KPMG LLP
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Columbus, Ohio
December 7, 2000